EXHIBIT 5.1
                          [LETTERHEAD OF COX & SMITH]

(210) 554-5268                                             wjmcdono@coxsmith.com

                                September 6, 1996

International Bancshares Corporation
1200 San Bernardo
Laredo, TX  78040

               Re: Registration Statement on Form S-8 for the 1996 International Bancshares Corporation Stock Option Plan

Gentlemen:

        We have acted as counsel to International Bancshares Corporation, a Texas corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 300,000 shares (the "Shares") of the common stock, par value $1.00 per share, of the Company (the "Common Stock"). The Shares are issuable pursuant to the Company's 1996 International Bancshares Corporation Stock Option Plan (the "Plan").

        We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

        Based upon the foregoing, we are of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of the Common Stock of the Company when issued in accordance with the Plan.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                                Very truly yours,

                                        COX & SMITH INCORPORATED

                                        By: /s/ WILLIAM J. MCDONOUGH, JR.
                                                William J. McDonough, Jr.
                                                For the Firm